Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8 of our report dated 29 April 2016, relating to the 2015 consolidated financial statements of RBS Holdings N.V. appearing in this Annual Report on Form 20-F of RBS Holdings N.V. for the year ended December 31, 2015.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

29 April 2016